UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Behringer Harvard Multifamily REIT I, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

May 21, 2009

Dear Investor:

As one of our valued investors, we would like to remind you of the upcoming 2009 Annual Meeting of Stockholders of Behringer Harvard Multifamily REIT I, Inc. (the “Company”), scheduled for 1:00 p.m., local time on Tuesday, June 23, 2009 at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

We recently mailed you a proxy statement and proxy card to obtain your vote on a proposal to elect six individuals to serve on the Company’s board of directors.  According to our latest records, we have not received your proxy vote for this proposal.  Your vote is important, no matter how many shares you own.  The Annual Meeting cannot be held unless stockholders holding at least 50% of our shares either attend the meeting or vote via proxy.  The Board of Directors has unanimously approved this proposal and recommends that you vote to approve it.

Voting is quick and easy. We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-580-9477

Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card.

2. Vote by Internet
Please visit www.eproxy.com/bhmf and follow the online instructions. Please note that for internet voting you will need your control number, which is located on the enclosed proxy card.

3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON JUNE 22, 2009.

If you have already voted, thank you for your response.  If you have any further questions or would like to receive another copy of the proxy statement, please call us at 1-866-655-3600.  If you wish to receive future mailings via electronic delivery, you may sign up at www.behringerharvard.com.  In addition, all of your proxy materials are conveniently available online at www.behringerharvard.com/proxy.

We appreciate your continued interest and support of the Company and encourage you to vote today.

Sincerely,

Daniel J. Rosenberg
Secretary	15601 Dallas Parkway, Suite 600
Behringer Harvard Multifamily REIT I, Inc.	Addison, Texas 75001-6026
www.behringerharvard.com
Main: 866.655.3600 (toll-free)
Fax: 866.655.3610 (toll-free)